                                                                    EXHIBIT 11.1

                                  EXEL LIMITED

                   COMPUTATION OF EARNINGS PER ORDINARY SHARE
                         AND ORDINARY SHARE EQUIVALENT

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
                                                      YEAR ENDED NOVEMBER 30,
                                                     --------------------------
                                                       1996     1995     1994
                                                     -------- -------- --------
Earnings per ordinary share and ordinary share
 equivalent--primary:
  Weighted average shares outstanding...............   90,734  102,652  108,176
  Average stock options outstanding (net of
   repurchased shares under the modified treasury
   stock method)....................................      997      786      500
                                                     -------- -------- --------
  Weighted average ordinary shares and ordinary
   share equivalents outstanding....................   91,731  103,438  108,676
                                                     ======== ======== ========
  Net income........................................ $494,313 $332,798 $143,954
                                                     ======== ======== ========
  Earnings per ordinary share and ordinary share
   equivalent....................................... $   5.39 $   3.22 $   1.32
                                                     ======== ======== ========
Earnings per ordinary share and ordinary share
 equivalent--assuming full dilution:
  Weighted average shares outstanding...............   90,734  102,652  108,176
  Average stock options outstanding (net of
   repurchased shares under the modified treasury
   stock method)....................................    1,120    1,120      500
                                                     -------- -------- --------
  Weighted average ordinary shares and ordinary
   share
   equivalents outstanding..........................   91,854  103,772  108,676
                                                     ======== ======== ========
  Net income........................................ $494,313 $332,798 $143,954
                                                     ======== ======== ========
Earnings per ordinary share and ordinary share
 equivalent......................................... $   5.38 $   3.21 $   1.32
                                                     ======== ======== ========
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